INDEPENDENT CONTRACTOR CONTRACT

     This Independent Contractor (Technical Consulting) Contract ("Contract") is made effective as of June 1, 1997 by and between ADVANCED PRECISION TECHNOLOGY, INC., a Nevada corporation (APT), with offices at 4669 Hillside Ave; Castro Valley, CA 94546, and ROBERT HESS, an individual ("HESS"), with offices at c/o Point Source Productions, PO Box 55 , Boulder Creek, CA.

    WHEREAS, APT is desirous of retaining HESS to provide certain expertise for designing, consulting, doing laboratory tests, prototype development, and preparation for mass production of APT's proprietary Holographic Optical Elements (HOE's) for fingerprint image capture and verification products, and related consulting upon request by APT in connection with APT development projects; and,

    WHEREAS, HESS personally has the skills, training, expertise, and laboratory facilities required, and desires to do the assignments hereunder and

    NOW, THEREFORE, in consideration of the foregoing promises and the mutual covenants contained herein, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties contract as follows:

1. PAYMENT.
   -------

     a. APT agrees to advance to HESS the sum of Two Thousand Dollars ($2,000.00) per month against which HESS shall charge for his work at the rate of Fifty Dollars ($50.00) per hour and laboratory fees at the rate of Seventy Dollars ($70,00) per hour, and travel time (if authorized by APT) at the rate of Twenty-five Dollars ($25.00) per hour, plus out-of-pocket expenses (if authorized by APT) at actual cost.

    b. HESS shall bill APT within seven days after each thirty-day period for all fees and expenses incurred during the prior thirty-day period, and APT shall promptly reimburse HESS for all amounts in excess of each Two Thousand Dollar advance, laboratory fees, and authorized out-of-pocket costs.

    c. All amounts due HESS hereunder shall be payable in cash or, at HESS's election, if noticed in writing with each billing to APT, in shares of APT's Rule 144 stock (which stock shall be valued at fifty percent (50%) of the difference between the bid and the asked price for the date of the invoice).

INDEPENDENT CONTRACTOR AGREEMENT
APT/HESS

2. DURATION OF AGREEMENT.
   ---------------------

     a. The term of this Contract shall commence on June 1, 1997 and it shall automatically terminate effective on August 30, 1997 unless it is extended in a writing signed by both parties. It may be terminated at any time by either party upon thirty (30) days written notice or upon the event of a material breach in its terms, after reasonable notice to the breaching party and a reasonable opportunity to cure any such breach.

3.  PERFORMANCE REQUIREMENT
    -----------------------

     a. APT's obligation to make the payments to HESS hereunder is conditioned upon the performance by HESS of the work and other obligations outlined in this technical consulting contract.

     b. During the period of this Agreement, HESS agrees to use his best professional efforts to complete all assignments made by and for APT.

     c. HESS shall perform his duties as reasonably requested by APT to include materials testing, and miniaturizing existing HOE using an incoherent light source and focusing to a point source, and development of the same and other HOE-related projects to be described by APT. HOE-related devices used to illuminate pictorial holograms are excluded from this contract, except as specified in paragraph 8b.

     d. HESS shall exercise such care as a prudent expert with similar education and experience in like position would exercise under similar circumstances.

4. INDEPENDENT JUDGMENT; CONTROL.
   ------------------------------

     a. HESS and APT understand that the proper completion of assignments for APT will necessitate the exercise of a high degree of independent judgment.

5. REPORTING.
   ----------

     a. HESS shall submit via facsimile to APT, a weekly update on the status of all work done hereunder and a summary of hours and tab hours spent. HESS shall also prepare such reports and documentation concerning his work as are mutually agreed to be desirable by the parties.

INDEPENDENT CONTRACTOR AGREEMENT
APT/HESS
6. NO EMPLOYEE RELATIONSHIP OR BENEFITS.
   ------------------------------------

     a. It is understood and agreed by the parties that neither HESS, nor HESS's employees, heirs, successors or assigns will be entitled by virtue of this agreement or its performance to any employee benefits.

     b. The sole compensation HESS will receive is specified herein. No determination by any governmental agency or court that HESS's relationship with APT was a relationship other than independent contractor, will entitle HESS or his/her heirs, assigns, successors, dependents or family members to any employee benefits.

7. RELATIONSHIP OF PARTIES; NO WORKERS' COMPENSATION.
   -------------------------------------------------

     a. HESS shall perform assignments as an independent contractor, and not as an agent or employee of APT. HESS has no authority to represent or bind APT to any obligations without APT's written consent, and nothing stated herein shall be construed to be inconsistent with this statement.

8. WORK FOR HIRE - APT OWNS ALL RIGHTS * BONUS INCENTIVE.
   ------------------------------------------------------

     a. HESS acknowledges that all work which he performs in connection with this Agreement is and shall be "work-for-hire" to which APT shall own all rights. HESS shall promptly disclose in writing to APT and to assign to APT all rights and ownership to any ideas or inventions HESS may conceive or develop which is in any way related to this technical consulting contract.

     b. As a further incentive and further consideration for HESS's satisfactory completion of this contract, and also HESS's waiver of intellectual property rights hereunder, APT hereby agrees to pay HESS a bonus which shall vest only upon full performance of this contract by HESS, which bonus shall be fifty thousand (50,000) shares of APT Rule 144 stock. In addition, APT shall pay HESS two hundred thousand (200,000) shares of APT Rule 144 stock for each Letters Patent which HESS assigns to APT hereunder. If more than one "inventor" is listed on a patent which APT agrees to have assigned to APT, HESS will be entitled to receive a pro rata percentage of the 200,000 shares based upon each inventor's ownership share of such patent.

INDEPENDENT CONTRACTOR AGREEMENT
APT/HESS

     c. HESS is hereby granted a perpetual royalty-free, non-exclusive license to use each patent he has assigned to APT hereunder for HOE-related devices to illuminate pictorial holograms.

     d. APT hereby agrees to give HESS the right of first refusal for an exclusive license for use of each patent assigned pursuant hereto to APT for the HOE-related devices to illuminate pictorial holograms, should APT decide to offer a license to some third party.

9. AUTHORITY TO ENTER AGREEMENT.
   -----------------------------

     a. HESS warrants that he has the authority to enter into this Contract and that this Contract does not breach any other contracts, commitments, agreements, or understandings into which HESS as entered.

10. NON-DISCLOSURE.
    ---------------

      a. HESS acknowledges that, in the course of this Agreement, he will receive, develop or otherwise acquire information which is confidential and/or proprietary to APT, including, but not limited to, ideas not-yet-patented by APT. Information excluded from the CONFIDENTIALITY AGREEMENT dated 17 September 1996 between APT and HESS is also excluded from this contract.

     b. HESS agrees that all information relative to APT's products or business or the assignments completed for APT belong solely to APT, will not be used by HESS for any purpose other than to perform the work contemplated hereunder and will not be used in connection with any of HESS's other operations or work without the written approval of APT.

     c. HESS will not disclose APT's information to others, except his legal counsel whose duties so require, in such event taking all precautions which are reasonably necessary to prevent the unauthorized use or disclosure of APT's information by such person.


     d. HESS's obligations of confidentiality and nondisclosure shall survive the term of this Agreement for so long as APT's information is not generally available to the public.

INDEPENDENT CONTRACTOR AGREEMENT
APT/HESS


11. OWNERSHIP.
    ---------

     a. HESS acknowledges that all work papers, documentation and other material generated pursuant to the work contracted for by APT belong solely to APT.

     b. In the event that APT desires to secure protection for intellectual property which HESS has worked on pursuant to this contract, HESS shall cooperate with APT for the purpose of executing any and all lawful papers which may be deemed necessary or desirable by APT to secure protection including all declarations, oaths, specifications and instruments of assignment. In the event that APT requires HESS to provide information related to intellectual property after the term of the contract, and other than that described above, APT agrees to compensate HESS at the rate of fifty dollars ($50.00) per hour, and travel time (if authorized by APT) at the rate of Twenty-five ($25,00) per hour.

12. DELEGATION OF RESPONSIBILITY.
    ----------------------------

     a. Should HESS choose to engage any personnel to assist him in performing this Contract, personnel so engaged shall at all times remain the sole financial and legal responsibility of HESS and under the direct supervision and control of the HESS.

     b. HESS shall be solely responsible for the direction and control of his employees, agents and servants and/or independent contractors, if any, performing work pursuant to this Agreement, including their selection, hiring, firing, supervision, assignment and direction, setting of wages, hours and working conditions, and the adjustment of their grievances. APT shall neither have nor exercise such authority or control over HESS's personnel.

     c. HESS assumes full and sole responsibility for the payment of all wages, benefits and expenses of its employees, agents, servants and/or independent contractors, if any, and for all state and federal income tax withholdings, unemployment insurance, and Social Security taxes, as to a11 persons employed or engaged by HESS to perform services under this Agreement. HESS shall be responsible for meeting and fulfilling the requirements of all regulations now or hereafter prescribed by any legally constituted authority with respect thereto.

     d. HESS assumes full responsibility for maintaining adequate workers' compensation insurance coverage for his employees, agents and servants whom HESS engages or employs in the performance of this Contract.]

INDEPENDENT CONTRACTOR AGREEMENT
APT/HESS

13. MEDIATION - BINDING ARBITRATION
    --------------------------------

     a. Any dispute, controversy or claim arising under or in connection with this Agreement, or the breach thereof, shall be attempted to be settled through Mediation by a Mediator agreeable to all parties.

     b. If Mediation does not fully resolve the dispute, it shall be settled exclusively and finally by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and in San Francisco County, California or otherwise as is mutually agreed to by the parties.

     c. Attorneys' fees and costs shall be recoverable by the prevailing party. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.


14. NON-EXCLUSIVE.
    --------------

     a. Nothing in this Agreement shall prevent or preclude APT from entering into similar contracts with others for the same or similar service or work and nothing in this Agreement shall prevent or preclude HESS from performing other contracts so long as the requirements of this Agreement are not breached and the performance of the work will not create a conflict of interest. It shall be deemed to be a conflict of interest if the work involves a HOLOGRAPHIC OPTICAL ELEMENT which may be used in a fingerprint capture and/or verification product.

15.  NON-WAIVER.
     -----------

     a. The failure of a party hereto to enforce at any time any of the provisions of this Agreement or to exercise any option herein provided, or to require at any time performance by a party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions, nor in any way affect the validity of this Agreement or any part thereof, or the right of Praetorian to thereafter enforce each and every such provision.

16. NOTICES.
    --------

     a. Whenever Notice is required to be given pursuant to this Agreement, it shall be delivered by personal or commercial express delivery service or by first class mail, postage prepaid, and shall be deemed to be given when received at the address stated above or at such other address which one party shall notify the other party hereto in accordance with the provisions of this section.

INDEPENDENT CONTRACTOR AGREEMENT
APT/HESS


     Either party may give the other party a facsimile nunber which may be used to give notice hereunder. When such notice is given by facsimile, it shall be effective 48 hours after sending.

17. ENTIRE AGREEMENT; MODIFICATION; INVALIDITY OF PORTION.
    -----------------------------------------------------

      a. This Agreement represents the entire agreement between the parties and supersedes all previous agreements between HESS and APT pertaining to the subject matter hereof, except for the CONFIDENTIALITY AGREEMENT dated 17 September 1996 between APT and HESS, which shall remain in full force and effect.

     b. Any modifications or changes will not be effective unless in writing and signed by HESS and APT.

     c. HESS and APT agree that the invalidity of any portion of this Agreement shall not affect the validity of the remainder of the Agreement.

     d. No agreements or representations, oral or otherwise, have been made by either party which are not expressly set forth in this Agreement.

     e. Both parties are on notice that they may seek independent legal advice before entering this Agreement. This Agreement represents the mutual intent of the parties. Accordingly, the rule of construction against the drafting party shall have no application, and the parties specifically waive such rule.

18. BINDING NATURE; ASSIGNABILITY
    -----------------------------

     a. This Agreement shall be binding on and inure to the benefit of the respective heirs, successors, administrators, executors, representatives or assigns of both parties, but HESS shall not assign the performance of this Agreement without the prior express written consent of APT.

19. GOVERNING LAW.
    -------------

    a. This Agreement shall be governed by and construed in accordance with the laws of the State of California.


                                7 of 8

INDEPENDENT CONTRACTOR AGREEMENT
APT/HESS

    IN WITNESS WHEREOF, the parties hereto have signed below:

                                ROBERT HESS

                                /s/ Robert Hess          6/1/97
                                ----------------------
                                    Signature


                               ADVANCED PRECISION TECHNOLOGY, INC.
                               By BRUCE A PASTORIUS, President/CEO

                               /s/ Bruce A. Pastorius
                               -----------------------   6/3/97
                                   Signature

                              EXHIBIT A
                            EQUIPMENT LIST

1   Laser; Spectra-Physics Mod. 107, 35mW He-Ne                 $  2,180 E
1   Breadboard; NRC 4'x 8'                                         1,500 E
5   Spatial filters; Jodon                                         1,000 E
1   Squeegee fixture; custom made                                    500 P
3   Mirror tilter; NRC Mod. 625A-2                                   429 E
1   Shutter system; NRC Mod. 880                                     400 E
1   Beam steering apparatus; NRC Mod. 670                            390 E
1   Lab jack; NRC Mod. 280                                           375 E
2   Beam splitter disk; Jodon                                        330 E
1   Power meter; UDT Mod. S-351                                      300 E
2   Mirror tilter; NRC Mod. 600A-2                                   285 E
8   Magnetic base; NRC Mod. MB-2                                     220 E
1   Laminar flow hood                                                200 P
1   Plate washer; stainless steel, 16"x 20"                          200 P
1   Lab jack; NRC Mod. 270                                           212 E
1   Plate holder; Jodon                                              200 E
3   Retardation plates; Half wave, 514nm                             200 E
2   Translator; NRC Mod. 450A                                        162 E
1   Shearing Interferometer; Continental Optics                      165 E
1   Prism table; NRC Mod. 485                                        150 E
7   Clamp; Jodon, l" x l"                                            136 E
7   Iris diaphrams; 3 large, 3 med., 1 small                         142 E
7   Gravity base; Jodon                                              136 E
2   Rod; NRC Mod. 70                                                 121 E
3   Rod; NRC Mod. 40                                                 118 E
4   Rotating platforms; NRC Mod. 34                                  116 E
7   Magnetic bases; misc.                                            115 E
1   Framing projector; Altman                                        110 E
1   Lens holder; NRC Mod. LCM-2                                      101 E
1   Rotation Stage; Klinger                                          100 E
1   Polarization rotator; Karl Lambrecht, 633nm                      100 E
3   Microscope objectives; 20x                                       105 E
3   Microscope objectives; 40x                                       105 E
1   Chemical cabinet                                                 100 P
4   Timers; Graylab                                                  102 P
1   Water filter with light                                          102 P
2   Clamp; NRC Mod. 370-C                                             91 E
3   Magnetic bases; Jodon Mod. MB-60                                  89 E
2   Rotation stage; NRC Mod. RSA-1T                                   91 E
3   Retardation plate; half wave, 633nm                               90 E
14  Rod; 1"x l2", alum.                                               84 E
8   Rod; Jodon, l"x 9.5"                                              80 E
5   Mirror tilter; NRC Mod. MM-2                                      85 E
2   Translator; Del-tron                                              80 E
2   Translator; Klinger                                               80 E
4   Beam splitter; fixed ratio, 1" dia.                               80 E
1   Tilting platform; Daedel, 6" x 6"                                 85 E

1   Balance; triple beam                                              80 P
7   Clamp; NRC, table tie-downs                                       70 E
6   Post holder; NRC Mod. VPH-4                                       75 E
7   Rod; Jodon, 1" with tapered end                                   70 E
1   Rail; Ealing, 36"                                                 75 E
2   Microscope objective; 30x                                         72 E
2   Microscope objective; 60x                                         70 E
1   Stirrer; Corning, magnetic                                        70 P
1   Sink; stainless steel                                             75 P
1   Lens holder; NRC Mod. LFM-I                                       60 E
2   Beam splitter; polarization cube, 0.5"                            60 E
1   Mirror tilter; Jodon Mod. MH-50                                   60 E
3   Gravity base; steel, square                                       60 E
1   Framing projector; Times Square                                   60 P
3   Microscope objective; l0x                                         60 E
12  Microscope objective; misc.                                       60 E
1   Temperature regulator                                             69 P
-   Mirrors; misc.                                                    60 E
7   Clamp; custom made, 1"x 0.5", black                               52 E
2   Post holder; NRC Mod. VPT-4                                       52 E
1   Beam splitter; polarization cube, 1"x 1"                          50 E
1   Lens; 3" dia. doublet with mount                                  50 E
1   Cabinet; glass doors                                              50 P
4   Lens holder; Ealing, 211 wide                                     45 E
2   Prism; Glan Thompson                                              40 E
1   Respirator mask                                                   36 P
1   Rail; Ealing, 12"                                                 37 E
1   Lens holder; NRC Mod. AC-1                                        36 E
1   Clamp; NRC Mod. 40                                                32 E
2   Mirror tilter; NRC Mod. MM-1                                      33 E
1   Prism; Wallaston                                                  30 E
1   Beam splitter; 4"x 4", 50/50                                      30 E
1   Shutter; Ilex                                                     30 E
2   Post holder; NRC Mod. VPH-6                                       28 E
1   Filter holder; 2" dia.                                            26 E
1   Filter holder; 2"x 2"                                             26 E
2   Rod; 1"x12", steel                                                20 E
6   Rod; Ealing, 4"x 0.5"                                             25 E
1   Base; Gaertner, instrument                                        25 E
1   Gravity base; Gaertner                                            20 E
1   Gravity base; NRC                                                 20 E
4   Post holder; Ealing                                               20 E
1   Rotation stage with pin; Gaertner                                 20 E
1   Shutter; Copal                                                    20 E
3   Clamp; NRC Mod. CA-1                                              20 E
4   Clamp; 0.5"x 0.5"                                                 20 E
4   Clamp; test tube                                                  20 E
10  Clamp; NRC Mod. BC-2                                              20 E
7   Pinholes, mounted                                                 20 E
3   Clamp; custom made, 1"x l"                                        20 E
4   Clamp; square, 1" dia.                                            20 E
4   Filters; red tubes                                                22 P
5   Rod; NRC Mod. SP-4                                                20 E

3   Rod; 6"x 1", steel                                                20 E
1   Mirror mount; 2" x 3"                                             15 E
2   Mirror mount; 2"x 2"                                              12 E
1   Lens holder; Ealing, 4" wide                                      12 E
1   Magnetic base with post holder                                    15 E
1   Rod; 1"x l0", steel                                               10 E
2   Rod; NRC Mod. SP-6                                                10 E
3   Rod; NRC Mod. SP-2                                                10 E
3   Base; NRC Mod. BP-2                                               15 E
1   Clamp; NRC Mod. CA-2                                              10 E
2   Rod; Ealing, 6"x 0.5"                                              9 E
1   Base; NRC Mod. 30                                                 10  E
22  Processing trays                                                 120 P
4   Processing tanks                                                  30 P
18  Processing hangers                                                36 P
-   Labware; misc.                                                   100 P
-   Rods, clamps & bases; misc.                                       63 E
-   Misc. chemicals, table tools                                      20 P
1   Monochrometer; Jerral Ash                                        100  P

    Total                                                      $  15,000

Specifically excluded are: Genisco spinner, 17.5" mirrors, 8' rail, misc. photographic equipment, film transport, Velmex lead screw with controller & driver, Coherent Mod. 300 power meter.

                       EQUIPMENT LIST REVISIONS

Changes made necessary because of a new and accurate inventory

-1   Spatial filter; Jodon                                           -200
-1   Mirror tilter; NRC Mod. 60OA-2                                  -140
-3   Magnetic bases; misc.                                           - 50
-1   Timer; Graylab                                                  - 25
-2   Post holder; NRC Mod. VPH-4                                     - 25
-2   Gravity base; steel, square                                     - 40
-2   Clamp; custom made, 1" x 0.5", black                            - 15
-1   Post holder; NRC Mod. VPT-4                                     - 25
-1   Clamp; NRC Mod. 40                                              - 32
-1   Post holder; NRC Mod. VPH-6                                     - 14
+2   Rods; l"x l2" steel                                             + 20
-2   Clamp; NRC Mod. CA-1                                            - 13
-1   Mirror mount; 2"x 2"                                            -  6
-1   Base; NRC Mod. BP-2                                             -  5
                                                                   _______
     Total                                                           -570

Equipment I want to exclude from the list

1    Monochrometer; Jerral Ash                                       -100
1    Rail; Ealing, 12"                                               - 37
2    Lens holders; Ealing, 211 wide                                  - 22
1    Magnetic base with post holder                                  - 15
                                                                   ________
     Total                                                           -174

Equipment that can be added to the list

8    Rods; NRC Mod. P-5, 1" X 5"                                       90
2    Base plate; NRC Mod. 290-13P                                      85
1    Lens; Achromat, 600mm                                             50
1    Integrating sphere                                                50
5    Lenses; Cylindrical, misc,                                        50
1    Plateholder; large                                                50
2    Plateholders; small                                               50
1    Claening fixture                                                  40
8    Rods; 0.75"                                                       40
4    Clamps; 1" X 0.5", aluminum                                       30
1    Beamsplitter cube; mounted on rod                                 25
8    Rods; approximately 0.5"                                          20
1    Lens; mounted, 40mm?                                              20
4    Blacklight fixtures                                               20
1    Lab coat                                                          20
3    Mirrors; 3"x 4", He-Ne                                            15
10   Lenses; 1" dia., misc.                                            10
1    Ringstand; Cenco                                                  10

                               Page 3.

1    Rod; NRC Mod. P-3, 1" X 3"                                        10
1    Rod; 16"x 0.5"                                                    10
1    Paper cutter                                                     101
1    Lab apron                                                         10
1    Clean room hood                                                   10
1    Plug strip                                                        10
1    Exposure wedge; NRC                                               10
-    Glass; clear, misc.                                               50
-    Glass; smoked, misc.                                              50
-    Polarizers; misc.                                                 40
-    Diffusers; misc,                                                  15

     Total                                                            900

                         SUMMARY OF REVISIONS

 Changes made necessary                                $     -570.00

 Equipment to remove from the list                           -174.00

 Equipment to add to the list                                +900.00
                                                       --------------
      Balance                                          $      156.00

I will request additional equipment to be taken off the list to compensate for the balance calculated above when I can determine what pieces I will need. Of course, any of the equipment on the list (or recommended to he added to the list) can also be taken off to make the list and numbers balance, if you want.

                    INDEPENDENT CONTRACTOR CONTRACT

This Independent Contractor (Technical Consulting) Contract ("Contract") is made effective as of September 1, 1997, by and between ADVANCED PRECISION TECHNOLOGY, INC. ("APT"), with offices at Pier 9 Suite 104, San Francisco, CA 94111 and ROBERT HESS, an individual ("HESS"), with offices at 214 Elm St. No. 2, Santa Cruz, CA 95060.


     WHEREAS, APT is desirous of retaining HESS to provide certain technical consulting on design, consulting, laboratory tests, prototype development, preparation for mass production of APT's proprietary image capture and FINGERPRINT CAPTURE DEVICE WITH HOE KEYLESS HOLOGRAPHIC LOCK, and HOLOGRAPHIC CREDIT CARD verification products, as well as other projects to be described by APT and

     WHEREAS, HESS personally has the skills, training, expertise required, and desires to do the assignments hereunder; and

     NOW, THEREFORE, in consideration of the foregoing promises and the mutual covenants contained herein, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties contract as follows:

1.   PAYMENT PER MONTH.

     a. APT agrees to advance to HESS the sum of ONE THOUSAND dollars per month against which HESS shall charge for his work and travel at the rate of FIFTY dollars ($50) per hour for the first twenty (20) hours.

     b. APT will compensate HESS for all documented work and travel hours exceeding twenty hours at the rate of TWENTY-FIVE ($25) dollars per hour plus FIFTY (50) shares of APT's Rule 144 stock per hour.

     c. INTENTIONALLY DELETED

     d. APT will also reimburse, in full, HESS for reasonable out-of-pocket expenses, required to perform his consulting duties hereunder.

     e. All shares of APT's Rule 144 stock will be delivered to HESS within 30 days of the completion of this contract.

     f. HESS shall bill APT within seven days after each thirty-day period, and APT shall promptly reimburse HESS for all amounts in excess of paragraph 1a. advances.

     g. All cash amounts due HESS under paragraph 1a. and lb. shall be payable in cash or, at HESS's election if noticed in writing with each billing to APT, in shares of APT's Rule 144 stock, which stock shall be valued at fifty percent (50%) of the mid point between the average bid price and ask price for the five (5) days preceding HESS's election.

2.   DURATION OF AGREEMENT.

     a. The term of this Contract shall be for four approximate thirty-day periods, commencing on September 1, 1997 and automatically terminating on December 31, 1997 unless it is extended in writing signed by both parties. For purposes of this contract, the thirty day periods shall be September 1-30, October 1-31, November 1-30, and December 1-31.

     b. This Contract may be terminated at any time by either party upon thirty (30) days written notice, or upon the event of a material breach in its terms by either party, after such reasonable notice to the breaching party and a reasonable opportunity to cure any such breach.

3. PERFORMANCE REQUIREMENT.

     a. APT's obligation to make the payments to HESS hereunder is conditioned upon the performance by HESS of the work and other obligations outlined in this technical consulting contract.

     b. During the period of the Agreement, HESS agrees to use his best professional efforts to complete all assignment made by and for APT.

     c. HESS shall perform his duties as reasonably requested by APT to manage the projects of refining and improving the scanner, lock, and card devices as well as the devices themselves, and for development projects of same or similar miniaturized H0E for Coherent illumination and parallel beam technology or Fourier Transform point source output; development of primary and backup production sources for mass production of HOEs, and other similar tasks as requested by APT's Technology Manager Dan Cifelli. HOE-related devices used to illuminate pictorial holograms are excluded from this contract, except as specified in paragraph 8b.

     d. HESS shall exercise such care as a prudent expert with similar education and experience in a like position would exercise under similar circumstances.

4.   INDEPENDENT JUDGMENT CONTROL.

     a. HESS and APT understand that the proper completion of assignments for APT will necessitate the exercise of a high degree of independent judgment by HESS.

3.   REPORTING.

     a. HESS shall submit via facsimile to APT, a weekly update on the status of all work done hereunder and a summary of hours worked. HESS shall also prepare such reports and documentation concerning his work as are mutually agreed to be desirable by the parties.

6.   NO EMPLOYEE RELATIONSHIP OR BENEFITS.

     a. It is understood and agreed by the parties that neither HESS, nor HESS's employees, heirs, successors or assigns will be entitled by virtue of this agreement or its performance to any employee benefits.


     b. The sole compensation HESS will receive is specified herein. No determination by any government agency or court that HESS's relationship with APT was a relationship other than independent contractor, will entitle HESS or his/her heirs, assigns, successors, dependents or family members to any employee benefits.

7.   RELATIONSHIP OF PARTIES: NO WORKERS' COMPENSATION.

     a. HESS shall perform assignments as an independent contractor, and not as an agent or employee of APT. HESS has no authority to represent or bind APT to any obligations without APT's written consent, and nothing stated herein shall be construed to be inconsistent with this statement.

8.   WORK FOR HIRE - APT OWNS ALL RIGHTS - BONUS INCENTIVE.

     a. HESS acknowledges that all work which he performs in connection with this Agreement is and shall be "work-for-hire" to which APT shall own all rights. HESS shall promptly disclose in writing to APT and to assign to APT all rights and ownership to any inventions HESS may conceive or develop which is in any way related to this technical consulting contract.

     b. As further incentives, AFTl hereby agrees to pay HESS a bonus of FIFTY THOUSAND (50,000) shares of APT Rule 144 Stock (1) at HESS's completion of the full term of this contract, no shares vesting prior thereto, and (2) an additional fifty thousand (50,000) shares of APT Rule 144, stock for each Letters Patent which HESS assigns to APT pursuant to this agreement. If more than one "inventor" is listed on a patent which APT agrees to have assigned to APT, HESS will be entitled to receive a pro rata percentage of the fifty thousand (50,000) shares based upon each inventor's ownership share of such patent. These assignments may also be mutually agreed to in writing by the parties to occur for a reasonable period after the termination, of the Contract for future ideas and enhancements which may be developed by HESS through knowledge and confidential data acquired during his performance of this Contract.

     c. HESS is hereby granted a perpetual royalty-free, non-exclusive license to use each patent he has assigned to APT hereunder for HOE-related devices to illuminate pictorial holograms.

     d. APT hereby agrees to give HESS the right of first refusal for an exclusive license for use of each patent assigned pursuant to APT for the HOE-related devices to illuminate pictorial holograms, should APT decide to offer a license to some third party.

9.   AUTHORITY TO ENTER AGREEMENT.

     a. HESS warrants that he has the authority to enter into this Contract and that this Contract does not breach any other contracts, commitments, agreements, or understandings into which HESS has entered.

10.   NON-DISCLOSURE.

      a. HESS acknowledges that in the course of this Agreement, he will receive, develop or otherwise acquire information which is confidential and/or proprietary to APT, including, but not limited to, ideas not-yet-patented by APT. Information excluded from the CONFIDENTIALITY AGREEMENT dated September 17, 1996 between APT and HESS is also excluded from this contract.

      b. HESS agrees that all information relative to APT's products or business or the assignments completed for APT belong solely to APT, will not be used by HESS for any purpose other than to perform the work contemplated hereunder, and will not be used in connection with any of HESS's other operations or work without the written approval of APT.

      c. HESS will not disclose APT's information to others, except his legal counsel whose duties so require, in such event taking all precautions which are reasonably necessary to prevent the unauthorized use or disclosure of APT's information by such person.

      d. HESS's obligation of confidentiality and non-disclosure shall survive the term of this Agreement for so long as APT's information is not generally available to the public.

11.  OWNERSHIP.

     a. HESS ackowledges that all work papers, documentation and other material generated pursuant to the work contracted for by APT belong solely to APT.

     b. In the event that APT desires to secure protection for intellectual property which HESS has worked on pursuant to this contract, HESS shall cooperate with APT for the purpose of executing any and all lawful papers which may be deemed necessary or desirable by APT to secure protection including all declarations, oaths, specifications and instruments of assignment. In the event that APT requires HESS to provide information related to intellectual property after the term of this contract, and other than that described above, APT agrees to compensate HESS at the rate of FIFTY dollars per hour ($50/hr), and travel time (if authorized by APT) at the rate of TWENTY-FIVE dollars per hour ($25/hr).
12.   DELEGATION OF RESPONSIBILITY.

      a. Should HESS choose to engage any personnel to assist him in performing this Contract, personnel so engaged shall at all times remain the sole financial and legal responsibility of HESS and under the direct supervision and control of HESS

      b. HESS shall be solely responsible for the direction and control of his employees, agents and servants and/or independent contractors, if any performing Work pursuant to the Agreement, including their selection, hiring, firing, supervision, assignment and direction, setting of wages, hours and working conditions, and the adjustment of their grievances. APT shall neither have nor exercise such authority or control over HESS's personnel.

      c. HESS assumes full and sole responsibility for the payment of all wages, benefits and expenses of its employees, agents, servants and/or independent contractors, if any, and for all state and general income tax withholdings, unemployment insurance, and social Security taxes, as to all persons employed or engaged by HESS to perform services under this Agreement. HESS shall be responsible for meeting and fulfilling the requirements of all regulations now or hereafter prescribed by any legally constituted authority with respect thereto.

      d. HESS assumes full responsibility for maintaining adequate workers' compensation insurance coverage for his employees, agents and servants whom HESS engages or employs in the performance of this Contract.

13.   MEDIATION -BINDING ARBITRATION.

      a. Any dispute, controversy or claim arising under or in connection with this Agreement, or breach thereof, shall be attempted to be settled through Mediation by a Mediator agreeable to all parties.

      b. If Mediation does not fully resolve the dispute, it shall be settled exclusively and finally by arbitration in accordance will the Commercial Arbitration Rules of the American Arbitration Association then in effect, and in San Francisco County, California or otherwise as is mutually agreed to by the parties.

      c. Attorney's fees and cost shall be recoverable by the prevailing party. Judgment upon the award tendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

14.   NON-EXCLUSIVE.

      a. Nothing in this Agreement shall prevent or preclude APT from entering into similar contracts with others for the same or similar service or work and nothing in this Agreement shall prevent or preclude HESS from performing other contracts so long as the requirements of this Agreement are not breached and the performance of the work will not create a conflict of interest. It shall be deemed to be a conflict of interest if the work involves a HOLOGRAPHIC OPTICAL ELEMENT which may be used in a fingerprint capture and/or verification product.

15. NON-WAIVER.

      The failure of a party hereto to enforce at any time any of the provisions of this Agreement or to exercise any option herein provided, or to require at any time performance by a party or any of the provisions hereof shall in no way be construed to be a waiver of such provisions, lot in any way affect the validity of this Agreement of any part thereof, or the right of Praetorian to thereafter enforce each and every such provision.

16.  NOTICES.

     a. Whenever Notice is required to be given pursuant to this Agreement, it shall be delivered by personal or commercial express delivery service or by first class mail, postage prepaid, and shall be deemed to be given when received at the other party hereto in accordance with the provisions of this section.

    Either party may give the other party a facsimile number which may be used to give notice hereunder. When such notice is given by facsimile, it shall be effective 48 hours after sending.

17.  ENTIRE AGREEMENT; MODIFICATION; INVALIDITY OF PORTION.

     a. This Agreement represents the entire agreement between the parties and supersedes all previous agreements between HESS and APT pertaining to the subject matter hereof except for the CONFIDENTIALITY AGREEMENT dated September 17, 1996 between APT and HESS, which shall remain in full force and effect.

     b. Any modifications or changes will not be effective unless in writing and signed by HESS and APT.

     c. HESS and APT agree that the invalidity of any portion of this Agreement shall not affect the validity of the remainder of the Agreement.

     d. No agreements or representations, oral or otherwise have been made by either party which are not expressly set forth in this Agreement.

     e. Both parties are on notice that they may seek independent legal advice before entering into this Agreement. This Agreement represents the mutual intent of the parties. Accordingly, the rule construction against the drafting party shall have no application, and the parties waive such rule.

18.  BINDING NATURE; ASSIGNABILITY.

     a. This Agreement shall be binding on and inure to the benefit of the respective heirs, successors, administrators, executors, representatives or assigns of both parties, but HESS shall not assign the performance of this Agreement without the prior express written consent of APT.

19.  GOVERNING LAW.

     a. The Agreement shall be governed and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties have signed below:

ROBERT HESS


/s/ Robert Hess                          10/4/97
__________________________             ______________
Signature                                Date


ADVANCED PRECISION TECHNOLOGY, INC.
by Bruce Pastorius, President/CEO

/s/ Bruce Pastorius                      10/1/97
_________________________________      ______________
Signature                                 Date

            INDEPENDENT CONTRACTOR CONTRACT MODIFICATIONS
                             30 May 1998

Paragraph #2

     WHEREAS, APT is desirous of retaining HESS to provide
     certain technical consulting on .....

1.a. APT will compensate HESS at the rate of Four Thousand Five Hundred ($4,500) dollars per month plus one hundred thousand (100,000) shares of APT's Rule 144 stock. (50,000 on 3/31/98 & 50,000 shares on 6/30/98)

  b. HESS shall bill APT within seven days after each thirty-day period, and APT shall promptly pay HESS for all amounts due under paragraphs 1.a., 1.c. and 1.d.

  c. APT agrees to pay HESS interest at a rate of one percent (1%) per month for each month any amount payable by APT to HESS is over 30 days past due.

  f.   Deleate.

2.a. The term of this contract shall be for five approximate thirty-day periods, commencing on February 1, 1998 and automatically terminating on June 30, 1998 unless it is extended in writing signed by both parties. For purposes of this contract, the thirty-day periods shall be February 1-28, March 1-31, April 1-31, May 1-31, and June 1-30.

3.c. HESS shall perform his duties as reasonably requested by APT to manage the projects of refining and improving the scanner, lock, and card devices as well as the devices themselves. Also, for development projects of same or similar miniaturized HOE for coherent illumination and parallel beam technology or Forier Transform point source output, and development of primary and backup production sources for mass production of HOEs.

5.a.   HESS shall submit via facsimile to APT, a monthly
       update . . . .

8.b.   . . . . (2)an additional (100,000) shares of APT Rule
       144 for each Letters Patent.

IN WITNESS WHEREOF, the parties hereto have signed below.

/s/ Bruce A Pastorius
______________________________________      _________________________
Bruce A. Pastorius, President/CEO, APT      Robert A. Hess

                   INDEPENDENT CONTRACTOR CONTRACT

     This Independent Contractor (Technical Consulting) Contract ("Contract") is made effective as Of September 1, 1997, by and between ADVANCED PRECISION TECHNOLOGY. INC. ("APT"), with offices at Pier 9 Suite 104, San Francisco, CA 94111 and ROBERT HESS, an individual ("HESS"), with offices at 214 Elm St. #2, Santa Cruz, CA 95060.

     WHEREAS, APT is desirous of retaining HESS to provide certain technical consulting on design, consulting, laboratory tests, prototype development, preparation for mass production of APT's proprietary image capture and FINGERPRINT CAPTURE DEVICE WITH HOE, KEYLESS HOLOGRAPHIC LOCK, and HOLOGRAPHIC CREDIT CARD verification products, as well as other projects to be described by APT and

     WHEREAS, HESS personally has the skills, training expertise required, and desires to do the assignments hereunder; and

     NOW, THEREFORE, in consideration of the foregoing promises and the mutual covenants contained herein, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties contract as follows:

1. PAYMENT PER MONTH.

     a. APT will compensate HESS at the rate of Four Thousand Five Hundred ($4,500) dollars per month plus Fifty Thousand (50,000) shares of APT's Rule 144 stock.

     b. HESS shall bill APT within seven days after each thirty day period, and APT shall promptly pay HESS for all amounts due under paragraphs 1.a., 1.c., and 1.d.

     c. APT agrees to Pay HESS interest at a rate of one percent (1%) per month for each month any amount payable by APT to HESS is over 30 days past due.

     d. APT will also reimburse, in full, HESS for reasonable out-of-pocket expenses, required to perform his consulting duties hereunder.

     e. All shares of APT's Rule 144 stock will be delivered to HESS within 30 days of the completion of this contract.

     f. All cash amounts due HESS under paragraph 1.a. shall be payable in cash or, at HESS's election if noticed in writing with each billing to APT, in shares of APT's Rule 144 stock, which stock shall be valued at fifty percent (50%) of the midpoint between the average bid price and ask price for the five
(5) days preceeding HESS's election.

2. DURATION OF AGREEMENT.

     a. The term of this contract shall be for three approximate thirty-day periods, commencing on July 1, 1998 and automatically terminating on September 30, 1998 unless it is extended in writing signed by both parties. For purposes of this contract, the thirty-day periods shall be July 1-31, August 1-31, and September 1-30.

     b. This Contract may be terminated at any time by either party upon thirty (30) days written notice or upon the event of a material breach in its terms by either party, after such reasonable notice to the breaching party and a reasonable opportunity to cure any such breach.

3. PERFORMANCE REQUIREMENT.

     a. APT's obligation to make the payments to HESS hereunder is conditioned upon the performance by HESS of the work and other obligations outlined in this technical consulting contract.

     b. During the period of the Agreement, HESS agrees to use his best professional efforts to complete all assignment made by and for APT.

     c. HESS shall perform his duties as reasonably requested by APT to manage the projects of refining and improving the scanner, lock, and card devices as well as the devices themselves. Also, for development projects of same or similar miniaturized HOE for coherent illumination and parallel beam technology or Forier Transform point source output, and development of primary and backup production sources for mass production of HOEs, and other similar tasks as requested by APT's Technology Manager Dan Cifelli. HOE-related devices used to illuminate pictorial holograms are excluded from this contract, except as specified in paragraph 8.b.

     d. HESS shall exercise such care as a prudent expert with similar education and experience in a like position would exercise under similar circumstances.

4. INDEPENDENT JUDGMENT; CONTROL.

     a. HESS and APT understand that the proper completion of assignments for APT will necessitate the exercise of a high degree of independent judgment by HESS.

5. REPORTING.

     a. HESS shall submit via facsimile to APT, a monthly update on the status of all work done hereunder and a summary of hours worked. HESS shall also prepare such reports and documentation concerning his work as are mutually agreed to be desirable by the parties.

6. NO EMPLOYEE RELATIONSHIP OR BENEFITS.

     a. It is understood and agreed by the parties that neither HESS, nor HESS's employees heirs, successors or assigns will be entitled by virtue of this agreement or its performance to any employee benefits.

     b. The sole compensation HESS will receive is specified herein. No determination by any government agency or court that HESS's relationship with APT was a relationship other than independent contractor, will entitle HESS or his/her heirs, assigns, successors, dependents or family members to any employee benefits.

7. RELATIONSHIP Of PARTIES; NO WORKERS' COMPENSATION.

     a. HESS shall perform assignments as an independent contractor, and not as an agent or employee of APT. HESS has no authority to represent or bind APT to any obligations without APT's written consent, and nothing stated herein shall be construed to be inconsistent with this statement.

8.   WORK FOR HIRE; APT OWNS ALL RIGHTS; BONUS INCENTIVE

     a. HESS acknowledges that all work which he performs in connection with this Agreement is and shall be "work-for-hire" to which APT shall own all rights. HESS shall promptly disclose in writing to APT and to assign to APT all rights and ownership to any inventions HESS may conceive or develop which is in any way related to this technical consulting contract.

     b. As further incentives, APT hereby agrees to pay HESS a bonus of FIFTY THOUSAND (50,000) shares of APT's Rule 144 stock (1) at HESS's completion of the full term of this contract, no shares vesting prior thereto; and (2) an additional ONE HUNDRED THOUSAND (100,000) shares of APT's Rule 144 stock for each Letters Patent which HESS assigns to APT pursuant to this agreement. If more than one "inventor" is listed on a patent which APT agrees to have assigned to APT, HESS will be entitled to recieve fifty thousand (50,000) shares plus a pro rata percentage of the remaining fifty thousand (50,000) shares based upon each inventor's ownership share of such patent. These assignments may also be mutually agreed to in writing by the parties to occur for a reasonable period after the termination of the Contract for future ideas and enhancements which may be developed by HESS through knowledge and confidential data acquired during his performance of this Contract.

     c. HESS is hereby granted a perpetual royalty-free, non-exclusive license to use each patent he has assigned to APT hereunder for HOE-related devices to illuminate pictorial holograms.

     d. APT hereby agrees to give HESS the right of first refusal for an exclusive license for use of each patent assigned pursuant to APT for the HOE-related devices to illuminate pictorial holograms, should APT decide to offer a license to some third party.

9.   AUTHORITY TO ENTER AGREEMENT.

     a. HESS warrants that he has the authority to enter into this Contract and that this Contract does not breach any other contracts, commitments, agreements, or understandings into which HESS has entered.

10.   NON-DISCLOSURE.

     a. HESS acknowledges that, in the course of this Agreement he will receive, develop or otherwise acquire information which is confidential and/or proprietary to APT, including, but not limited to, ideas not-yet-patented by APT. Information excluded from the CONFIDENTIALITY AGREEMENT dated September 17, 1996 between APT and HESS is also excluded from this contract.

     b. HESS agrees that all information relative to APT's products or business or the assignments completed for APT belong solely to APT, will not be used by HESS for any purpose other than to perform the work contemplated hereunder, and will not be used in connection with any of HESS's other operations or work without the written approval of APT.

     c. HESS will not disclose APT's information to others, except his legal counsel whose duties so require, in such event taking all precautions which are reasonably necessary to prevent the unauthorized use or disclosure of APT's information by such person.

     d. HESS's obligation of confidentiality and non-disclosure shall survive the term of this Agreement for so long As APT's information is not generally available to the public.

11.  OWNERSHIP.

     a. HESS acknowledges that all work papers documentation and other material generated pursuant to the work contracted for by APT belong solely to APT.

    b. In the event that APT desires to secure protection for intellectual property which HESS has worked on pursuant to this contract, HESS shall cooperate with APT for the purpose of executing any and all lawful papers which may be deemed necessary or desirable by APT to secure protection including all declarations, oaths, specifications and instruments of assignment. In the event that APT requires HESS to provide information related to intellectual property after the term of this contract, and other than that described above, APT agrees to compensate HESS at the rate of FIFTY dollars per hour ($50/hr), and travel time (if authorized by APT) at the rate of TWENTY-FIVE dollars per hour ($25 hr).

12. DELEGATION OF RESPONSIBILITY.

     a. Should HESS choose to engage any personnel to assist him in performing this Contract, personnel so engaged shall at all times remain the sole financial and legal responsibility of HESS and under the direct supervision and control of HESS.

     b. HESS shall be solely responsible for the direction and control of his employees, agents and servants and/or independent contractors, if any performing work pursuant to the Agreement, including their selection, hiring, firing, supervision, assignment and direction, setting of wages, hours and working conditions, and the adjustment of their grievances. APT shall neither have nor exercise such authority or control over HESS's personnel.

     c. HESS assumes full and sole responsibility for the payment of all wages, benefits and expenses of its employees, agents, servants and/or independent contractors, if any, and for all state and general income tax withholdings, unemployment insurance, and Social Security taxes, as to all persons employed or engaged by HESS to perform services under this Agreement. HESS shall be responsible for meeting and fulfilling the requirements of all regulations now or hereafter prescribed by any legally constituted authority with respect thereto.

     d. HESS assumes full responsibility for maintaining adequate workers' compensation insurance coverage for his employees, agents and servants whom HESS engages or employs in the performance of this Contract.

13. MEDIATION; BINDING ARBITRATION

     a. Any dispute, controversy or claim arising under or in connection with this Agreement, or breach thereof, shall be attempted to be settled through Mediation by a Mediator agreeable to all parties.

     b. If Mediation does not fully resolve the dispute, it shall be settled exclusively and finally by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and in San Francisco County, California or otherwise as is mutually agreed to by the parties.

    c. Attorney's fees and cost shall be recoverable by the prevailing party. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

14. NON-EXCLUSIVE.

     a. Nothing in this Agreement shall prevent or preclude APT form entering into similar contracts with others for the same or similar service or work and nothing in this Agreement shall prevent or preclude HESS from performing other contracts so long as the requirements of this Agreement are not breached, and the performance of the work will not create a conflict of interest. It shall be deemed to be a conflict of interest if the work involves a HOLOGRAPHIC OPTICAL ELEMENT which may be used in a fingerprint capture and/or verification product.

15. NON-WAIVER.

    The failure of a party hereto to enforce at any time any of the provisions of this Agreement or to exercise any option herein provided or to require at any time performance by a party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions, nor in any way affect the validity of this Agreement or any part thereof, or the right of Praetorian to thereafter enforce each and every such provision.

16. NOTICES.

     a. Whenever Notice is required to be given pursuant to this Agreement, it shall be delivered by personal or commercial express delivery service or by first class mail, postage prepaid, and shall be deemed to be given when received at the other party hereto in accordance with the provisions of this section.

    Either party may give the other party a facsimile number which may be used to give notice hereunder. When such notice is given by facsimile, it shall be effective 48 hours after sending.

17. ENTIRE AGREEMENT; MODIFICATION; INVALIDITY OF PORTION.

     a. This Agreement represents the entire agreement between the parties and supersedes all previous agreements between HESS and APT pertaining to the subject matter hereof except for the CONFIDENTIALITY AGREEMENT dated September 17, 1996 between APT and HESS, which shall remain in full force and effect.

     b. Any modifications or changes will not be effective unless in writing and signed by HESS and APT.

     c. HESS and APT agree that the invalidity of any portion of this Agreement shall not affect the validity of the remainder of the Agreement.

     d. No agreements or representations, oral or otherwise, have been made by either party which are not expressly set forth in ibis Agreement.

     e. Both parties are on notice that they may seek independent legal advice before entering into this Agreement. This Agreement represents the mutual intent of the parties. Accordingly, the rule construction against the drafting party shall have no application, and the parties specifically waive such rule.

18. BINDING NATURE; ASSIGNABILITY.

     a. This Agreement shall be binding on and inure to the benefit of the respective heirs, successors, administrators, executors, representatives or assigns of both parties, but HESS shall not assign the performance of this Agreement without the prior express written consent of APT.

19. GOVERNING LAW
    --------------

     a. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                                7 of 8


IN WITNESS WHEREOF, the parties hereto have signed below:

                         ROBERT A. HESS

                         /s/ R.A. Hess         8/28/98
                         ___________________   _______
                         Signature              Date

                         Social Security Number: ________________________


                         ADVANCED PRECISION TECHNOLOGY, INC.
                         By BRUCE A. PASTORIUS, President/CEO

                         /s/ Bruce A. Pastorius       8/31/98
                         _________________________    _________
                         Signature                    Date